UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2021

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
    Certain Officers; Compensatory Arrangements of Certain Officers.

At the Corporation’s annual meeting of shareholders on May 24, 2021 (the “2017 Annual Meeting”), the Corporation’s shareholders approved the HNI Corporation 2021 Stock-Based Compensation Plan (the “Plan”). The Plan was approved by the Board on May 10, 2021.

The Plan permits the Corporation to issue to its members (i.e., employees), including the Corporation’s executive officers, stock-based compensation awards in the form of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, and Other Stock-Based Awards. The Board has reserved 6,624,100 shares of the Corporation’s common stock, par value $1.00 per share (“Common Stock”), for issuance under the Plan, consisting of (i) 2,150,000 shares of Common Stock newly authorized for issuance under the Plan, (ii) 856,233 shares of Common Stock, which represents the number of shares of Common Stock remaining available for issuance under the "Prior Plans" (as defined in the Plan) as of March 9, 2021, and (iii) 3,617,867 shares of Common Stock underlying equity awards issued under the Prior Plans that were outstanding as of March 9, 2021 and that may be available for future awards under the Plan pursuant to Section 4.1(a) thereof.

A description of the Plan is set forth under “Proposal No. 4 – Approval of the HNI Corporation 2021 Stock-Based Compensation Plan” in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 12, 2021 (as supplemented, the “Proxy Statement”), and is incorporated herein by reference.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference as Exhibit 10.1 to this Current Report, by reference to Appendix A to the Proxy Statement.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Proxy Statement. As of March 25, 2021, the record date for the 2021 Annual Meeting, there were 43,535,271 outstanding shares of Common Stock eligible to vote, and 38,417,922 shares were present in person or represented by proxy at the 2021 Annual Meeting.

Proposal No. 1 – Election of Directors. The Corporation’s shareholders approved four nominees, Mary A. Bell, Mary K.W. Jones, and Ronald V. Waters, III, for election to the Board for a term expiring at the Corporation’s 2024 Annual Meeting of Shareholders, with votes as follows:

Director	% For[1]	For	Against	Abstain	Broker Non-Votes
Mary A. Bell	99.78%	34,692,098	792,764	0	2,933,060
Mary K.W. Jones	99.34%	35,101,352	383,510	0	2,933,060
Ronald V. Waters, III	99.10%	33,193,147	2,291,715	0	2,933,060
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.
The Corporation’s other Directors: (i) Jeffrey D. Lorenger, Larry B. Porcellato, and Abbie J. Smith continue to serve as directors for terms ending at the Corporation’s 2022 Annual Meeting of Shareholders; and (ii) Miguel M. Calado, Cheryl A. Francis, John R. Hartnett, and Dhanusha Sivajee continue to serve as directors for terms ending at the Corporation’s 2023 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of KPMG LLP as the Corporation’s Independent Registered Public Accountant for Fiscal 2021. The Corporation’s shareholders ratified the selection of KPMG LLP as the Corporation’s independent registered public accountant for the fiscal year ending January 1, 2022, with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
99.19%	38,160,059	83,742	174,121	0
    1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law).

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation. The Corporation’s shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its Named Executive Officers as disclosed in the Proxy Statement with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
97.94%	34,553,248	725,496	206,117	2,933,060
    1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Proposal No. 4 – Approval of the HNI Corporation 2021 Stock-Based Compensation Plan. The Corporation’s shareholders approved the Plan with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
96.87%	34,185,845	1,103,395	195,622	2,933,060
1Percentage of votes cast, which includes abstentions pursuant to the NYSE Listed Company Manual but excludes broker non-votes.

Item 9.01    Financial Statements and Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.        Description

10.1	HNI Corporation 2021 Stock-Based Compensation Plan (incorporated by reference from Appendix A to the Corporation’s Proxy Statement filed on April 12, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     HNI Corporation

Date: May 28, 2021             By:/s/ Steven M. Bradford
                         Steven M. Bradford
                         Senior Vice President, General Counsel and Secretary